                                                                               .
                                                                               .
                                                                               .

                                                                      Exhibit 12

PEABODY ENERGY
COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
(IN THOUSANDS)


                                                       Year          Nine Months             Year
                                                       Ended             Ended               Ended
                                                  March 31, 2001   December 31, 2001   December 31, 2002
                                                  --------------   -----------------   -----------------
Income (Loss) Before Income Taxes and
  Minority Interests                              $      152,894   $          29,000   $          78,804

Interest Expense                                         197,686              88,686             102,458

Interest Portion of Rental Expense                        44,303              37,294              53,958
                                                  --------------   -----------------   -----------------

 Adjusted Earnings                                $      394,883   $         154,980   $         235,220
                                                  ==============   =================   =================

Interest Expense                                  $      197,686   $          88,686   $         102,458

Interest Portion of Rental Expense                        44,303              37,294              53,958
                                                  --------------   -----------------   -----------------

  Adjusted fixed charges                          $      241,989   $         125,980   $         156,416
                                                  ==============   =================   =================

Ratio of Earnings to Fixed Charges                          1.63                1.23                1.50
                                                  ==============   =================   =================



                                                        Year                 Year              Quarter
                                                        Ended                Ended              Ended
                                                  December 31, 2003    December 31, 2004   March 31, 2005
                                                  -----------------    -----------------   --------------
Income (Loss) Before Income Taxes and
  Minority Interests                              $          (3,181)   $         153,071   $       56,620

Interest Expense                                             98,540               96,793           25,556

Interest Portion of Rental Expense                           49,762               50,273           14,093
                                                  -----------------    -----------------   --------------

 Adjusted Earnings                                $         145,121    $         300,137   $       96,269
                                                  =================    =================   ==============

Interest Expense                                  $          98,540    $          96,793   $       25,556

Interest Portion of Rental Expense                           49,762               50,273           14,093
                                                  -----------------    -----------------   --------------

  Adjusted fixed charges                          $         148,302    $         147,066   $       39,649
                                                  =================    =================   ==============

Ratio of Earnings to Fixed Charges                             0.98                 2.04             2.43
                                                  =================    =================   ==============